SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

December 29, 2014

Date of report (Date of earliest event reported)

VRDT CORPORATION

(Exact name of registrant as specified in its Charter)

Delaware

(State or other jurisdiction of incorporation or organization)

000-52677	45-2405975
(Commission File Number)	(IRS EIN)

12223 Highland Avenue, Suite 106-542, Rancho Cucamonga, California 91739

(Address of principal executive offices)

(909) 786-1981

(Registrant’s telephone number)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

( )	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( )	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

( )	Pre-commencement communications pursuant to Rule 14d-2(b) under the exchange Act (17 CFR 240.14d-2(b))

( )	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2014, David Edgar resigned from his position and duties as Chief Technology Officer and Board Member of VRDT Corporation for personal reasons. Mr. Edgar did not receive any further compensation or benefits upon leaving. The Board seat will remain vacant until a suitable replacement is appointed.

On September 28, 2014, Dennis Hogan, Chief Financial Officer of VRDT, unfortunately passed away, leaving all at VRDT very saddened by his loss. Jeff Ulrich, Director of Operations, took over the financial duties on September 29, 2014 and will manage the financial duties of the Company until a suitable replacement can be found. Mr. Ulrich’s compensation will remain unchanged. The Board seat will remain vacant until a suitable replacement is appointed.

On September 1, Robert Kasprzak resigned from his position and duties as General Counsel of VRDT Corporation. Mr. Kasprzak did not receive any further compensation or benefits upon leaving.

On September 1, John Crow assumed the position and duties of General Counsel of VRDT Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 29, 2014	VRDT CORPORATION (Registrant)

	By:	/s/ Graham P. Norton-Standen
Graham P. Norton-Standen
Executive Chairman